WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT (this “Agreement”), dated as of August [ ], 2012, by and between Senesco Technologies, Inc., a Delaware corporation (the “Company”), and [                                         ] (the “Holder”).

WHEREAS, the Company issued those certain Common Stock Purchase Warrants to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issued by the Company, with an initial exercise date of April 1, 2010 (the “2010 Warrants”);

WHEREAS, the Holder owns that certain 2010 Warrant (the “Warrant”) to purchase [                                  (             )] shares of Common Stock (the “Warrant Shares”);

WHEREAS, in order to improve the capital structure of the Company, the Company and the Holder desire to enter into this Agreement, pursuant to which, among other things, the Company and the Holder shall exchange the Warrant for the number shares of Common Stock (the “Exchange Shares”), as calculated below;

WHEREAS, in connection with the Exchange (as defined below), any holder that owns shares of the Company’s 10% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), shall also convert the balance of such shares of Series A Preferred Stock into shares of Common Stock simultaneously with the Exchange;

WHEREAS, following the Exchange, the Warrant shall be automatically cancelled and terminated and the Holder shall have no further rights pursuant to the Warrant; and

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                  The Exchange. At the Closing (as defined below), the Company and the Holder shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Warrant and the Exchange Shares, as follows (the “Exchange”):

1.1.                        Closing. The Exchange shall occur remotely via exchange of signatures at [8]:00 a.m., New York time, on a business day between August 1, 2012 and August 8, 2012 (or such later date as is mutually agreed to by the Company and the Holder) (the “Closing”). For clarity, the Closing is not dependent upon the execution of similar Warrant Exchange Agreements by other holders of 2010 Warrants.

1.2.            Exchange Shares.

(a)                The Holder shall receive the number of Exchange Shares equal to the product of (i) the number of Warrant Shares multiplied by (ii) 0.35; provided, however, that if the Holder owns shares of the Company’s Series A Preferred Stock, such Holder shall also deliver to the Company a Notice of Conversion (as such term is defined in the Certificate of Designation of Preferences, Rights and Limitations of 10% Series A Convertible Preferred Stock (the “Certificate of Designations”)) electing to convert the balance of shares of Series A Preferred Stock held by the Holder into shares of Common Stock pursuant to the terms set forth in the Certificate of Designations, and the Holder shall receive the number of Exchange Shares equal to the product of (a) the number of Warrant Shares multiplied by (b) 0.45.

(b)               No fractional shares or scrip representing fractional shares shall be issued upon the Exchange. As to any fraction of a share which the Holder would otherwise be entitled pursuant to the Exchange, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by $0.35 or round up to the next whole share.

1.3.            Consideration. At the Closing, the Exchange Shares shall be issued to the Holder in exchange for the Warrant without the payment of any other consideration by the Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the Exchange Shares. The Holder hereby agrees that, upon and subject to the Closing, all of the Company’s obligations under the terms and conditions of the Warrant shall be automatically terminated and cancelled in full without any further action required, and that this Section 1.3 shall constitute an instrument of termination and cancellation of such Warrant.

1.4.            Delivery. In the Exchange, the Company shall, at the Closing, cause American Stock Transfer & Trust Company (together with any subsequent transfer agent, the “Transfer Agent”), through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, to electronically credit the Exchange Shares to the Holder’s balance account with DTC through its Deposit/Withdrawal at Custodian system using the information provided by the Holder on the signature page attached hereto. The Holder shall deliver or cause to be delivered to the Company (or its designee), within five (5) Trading Days after the Closing, the original Warrant. For the avoidance of doubt, as of the Closing all of the Holder’s rights under the terms and conditions of the Warrant shall be extinguished.

1.5.            Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are reasonably necessary to effectuate the Exchange pursuant to the terms of this Agreement.

2.                  Representations and Warranties.

2.1.            Holder Representations and Warranties. The Holder hereby represents and warrants to the Company:

(a)                The Holder is either an individual or an entity validly existing and in good standing under the laws of the jurisdiction of its organization.

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(b)               This Agreement has been duly authorized, validly executed and delivered by the Holder and is a valid and binding agreement and obligation of the Holder enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Holder has full power and authority to execute and deliver this Agreement and the other agreements and documents referred to in Section 1.5 and to perform its obligations hereunder and thereunder.

(c)                The Holder understands that the Exchange Shares are being offered, sold, issued and delivered to it in reliance upon specific provisions of federal and applicable state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

(d)               The Holder is not acquiring the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(e)                The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

(f)                The Holder acknowledges that the offer, sale, issuance and delivery of the Exchange Shares to it is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) thereof. The Holder understands that the Exchange Shares may be sold or transferred only in compliance with all federal and applicable state securities laws.

(g)               The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Warrant free and clear of all rights and Encumbrances (as defined below). The Holder has full power and authority to transfer and dispose of the Warrant to the Company free and clear of any right or Encumbrance. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Warrant. As used herein, “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future. The Warrant constitutes all of the 2010 Warrants owned or held of record or beneficially owned or held by the Holder.

(h)               The Holder is not, and has not been during the preceding three (3) months, an “affiliate” of the Company as that term is defined in paragraph a(1) of Rule 144, promulgated under the Securities Act (“Rule 144”). The Holder has held the Warrant for a period of at least one (1) year as computed in accordance with paragraph (d) of Rule 144.

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2.2.            Company Representations and Warranties. The Company hereby represents and warrants to the Holder:

(a)                The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement.

(b)               The Exchange Shares have been duly authorized by all necessary corporate action, and, when issued and delivered in accordance with the terms hereof, the Exchange Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c)                This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d)               The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange pursuant to this Agreement. Other than the exchange of the Warrant, the Company has not received and will not receive any consideration from the Holder for the Exchange Shares.

3.                  Termination. In the event that the Closing does not occur on or before the close of business on August 8, 2012, the Company shall have the option to terminate this Agreement without liability to the Holder.

4.                  Miscellaneous.

4.1.            Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior and contemporaneous agreements and understandings, both oral and written, between the Holder and the Company with respect to the subject matter hereof.

4.2.            Amendment. This Agreement may only be amended with the written consent of the Holder and the Company.

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4.3.            Successors. All the covenants and provisions of this Agreement by or for the benefit of the Holder or the Company shall bind and inure to the benefit of their respective successors and assigns.

4.4.            Applicable Law; Consent to Jurisdiction. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Delaware or the United States District Court for the District of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

4.5.            Counterparts. This Agreement may be executed in original or facsimile counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

4.6.            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

4.7.            No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, this Warrant Exchange Agreement has been duly executed by the parties hereto as of the date first written above.

SENESCO TECHNOLOGIES, INC. By:____________________________ Name: Title: HOLDER: _______________________________ By:____________________________ Name: Title: DWAC INSTRUCTIONS Broker no: Account no:

[Signature Page to the April 2010 Warrant Exchange Agreement]